                                                                     Exhibit 4.1

                                 WHX CORPORATION

                            2007 INCENTIVE STOCK PLAN

      1.    PURPOSE OF THE PLAN.

            This 2007 Incentive Stock Plan (the "Plan") is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to WHX Corporation, a Delaware corporation (the
"Company") and any Subsidiary of the Company, within the meaning of Section
424(f) of the United States Internal Revenue Code of 1986, as amended (the
"Code"), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

            Certain options granted pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Code (the
"Incentive Options") while certain other options granted pursuant to the Plan may be nonqualified stock options (the "Nonqualified Options"). Incentive
Options and Nonqualified Options are hereinafter referred to collectively as
"Options."

            The Company intends that the Plan meet the requirements of Rule 16b
3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b 3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section
16(b) of the Exchange Act. Further, the Plan may satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

      2.    ADMINISTRATION OF THE PLAN.

            The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee")
consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3) and "Outside Directors" (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.
The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, stock appreciation rights ("Stock
Appreciation Rights"), restricted stock ("Restricted Stock") and other equity incentives or stock or stock based awards ("Equity Incentives") and to determine the terms and conditions of respective Option, Stock Appreciation Rights,
Restricted Stock and Equity Incentives agreements (which need not be identical)
and to interpret the provisions and supervise the administration of the Plan.
The Committee shall have the authority, without limitation, to designate which
Options granted under the Plan shall be Incentive Options and which shall be
Nonqualified Options. To the extent any Option does not qualify as an Incentive
Option, it shall constitute a separate Nonqualified Option.

            Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Stock Appreciation Rights, Restricted Stock and Equity
Incentives granted under the Plan, shall make such rules as it deems necessary

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for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives
granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Stock Appreciation
Rights, Restricted Stock or Equity Incentives. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the
Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

            In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the
Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence)
shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the
Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the
Committee.

      3.    DESIGNATION OF OPTIONEES AND GRANTEES.

            The persons eligible for participation in the Plan as recipients of
Options (the "Optionees"), Stock Appreciation Rights, Restricted Stock or Equity
Incentives (respectively, the "Grantees") shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary;
provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees and Grantees, and in determining the number of shares to be covered by each Option, Stock Appreciation Right,
Restricted Stock or Equity Incentive granted to Optionees or Grantees, the
Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or Grantee or the
Optionee or Grantee's relationship to the Company, the Optionee or Grantee's degree of responsibility for and contribution to the growth and success of the
Company or any Subsidiary, the Optionee or Grantee's length of service, promotions and potential. An Optionee or Grantee who has been granted an Option,
Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be granted an additional Option or Options, Stock Appreciation Right(s), Restricted
Stock or Equity Incentive(s) if the Committee shall so determine.

      4.    STOCK RESERVED FOR THE PLAN.

            Subject to adjustment as provided in Section 10 hereof, a total of
800,000 shares of the Company's Common Stock, $0.01 par value per share (the
"Stock"), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to Options and Stock Appreciation Rights granted under the
Plan to any individual in any calendar year shall not exceed 200,000 and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the
Plan the Company shall at all times reserve a sufficient number of shares of
Stock to meet the requirements of the Plan. Should any Option, Stock
Appreciation Right, Restricted Stock, or Equity Incentives expire or be canceled prior to its

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exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Stock
Appreciation Right, Restricted Stock, or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option, Stock
Appreciation Right, Restricted Stock, or Equity Incentives may be subject to future Options under the Plan, except in the case of an Option or Stock
Appreciation Right where such reissuance is inconsistent with the provisions of
Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

      5.    TERMS AND CONDITIONS OF OPTIONS.

            Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (a)   OPTION PRICE. The purchase price of each share of Stock
purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; PROVIDED,
HOWEVER, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than
10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive
Option shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 10 below. "Fair Market Value" means the closing price of publicly traded shares of Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of Stock are listed
(if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the
Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

            (b)   OPTION TERM. The term of each Option shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an
Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

            (c)   EXERCISABILITY. Subject to Section 5(e) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

                  Upon the occurrence of a "Change in Control" (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of
Company Stock subject to such Option, an amount equal to the excess of the Fair
Market Value of such shares immediately prior to such Change in Control over the

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exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of pro erty (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

                  For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

                  (i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50%
of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

                  (ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the
Company or its Subsidiaries, and their affiliates;

                  (iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

                  (iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50%
of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such
Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

                  For purposes of this Section 5(c), ownership of voting
securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof)
under the Exchange Act. In addition, for such purposes, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in
Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the
Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its
Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

            (d)   METHOD OF EXERCISE. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the
Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the

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exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair
Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

            (e) LIMIT ON VALUE OF INCENTIVE OPTION. The aggregate Fair Market
Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

            (f) INCENTIVE OPTION SHARES. A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two year period commencing on the day after the date of the grant of such Incentive Option or within a one year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

      6.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

      Stock Appreciation Rights shall granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee. Unless otherwise provided,
Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award. Such rights may be exercised in whole or in part by giving written notice to the
Company. Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Committee shall deem desirable, equal to: (i) the excess of the Fair
Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

      7.    TERMS AND CONDITIONS OF RESTRICTED STOCK.

            Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a
Change of Control), not inconsistent with the terms of the Plan, as the
Committee shall deem desirable:

            (a)   GRANTEE RIGHTS. A Grantee shall have no rights to an award of
Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a

                                        5

stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in section 7(d) below.

            (b)   ISSUANCE OF CERTIFICATES. The Company shall issue in the
Grantee's name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

            (c)   DELIVERY OF CERTIFICATES. Unless otherwise provided, any
certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

            (d)   FORFEITABILITY, NON-TRANSFERABILITY OF RESTRICTED STOCK.
Shares of Restricted Stock are forfeitable until the terms of the Restricted
Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions has lapsed. Unless otherwise provided, distributions of additional shares or property in the form of dividends or otherwise in respect of shares of
Restricted Stock shall be subject to the same restrictions as such shares of
Restricted Stock.

            (e)   CHANGE OF CONTROL. Upon the occurrence of a Change in Control, the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee in its sole discretion.

      8.    OTHER EQUITY INCENTIVES OR STOCK BASED AWARDS.

            The Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

      9.    TERM OF PLAN.

            No Option, Stock Appreciation Rights, Restricted Stock or Equity
Incentives shall be granted pursuant to the Plan on the date which is ten years from the effective date of the Plan, but Options, Stock Appreciation Rights or
Equity Incentives theretofore granted may extend beyond that date.

      10.   CAPITAL CHANGE OF THE COMPANY.

            In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or similar type of corporate restructuring affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section
424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the
Plan.

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      11.   PURCHASE FOR INVESTMENT.

            Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or
Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities (if issued) for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

      12.   TAXES.

            (a)   The Company may make such provisions as it may deem
appropriate, consistent with applicable law, in connection with any Options,
Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

            (b)   If any Grantee, in connection with the acquisition of
Restricted Stock, makes the election permitted under section 83(b) of the Code
(that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

            (c)   If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within
10 days hereof.

      13.   EFFECTIVE DATE OF PLAN.

            The Plan shall be effective on February 28, 2007; PROVIDED, HOWEVER, that if, and only if, certain options are intended to qualify as Incentive Stock
Options, the Plan must subsequently be approved by majority vote of the
Company's stockholders no later than February 28, 2008, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the
Code are satisfied.

      14.   AMENDMENT AND TERMINATION, SECTION 409A OF THE CODE.

            The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee or Grantee under any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive
theretofore granted without the Optionee or Grantee's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

            (a)   materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

            (b)   materially increase the benefits accruing to the Optionees or
Grantees under the Plan;

            (c)   materially modify the requirements as to eligibility for
participation in the Plan;

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            (d)   decrease the exercise price of an Incentive Option to less than
100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market
Value per share of Stock on the date of grant thereof; or

            (e)   extend the term of any Option beyond that provided for in
Section 5(b).

            (f)   The Committee may amend the terms of any Option, Stock
Appreciation Right, Restricted Stock or Equity Incentive theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee's consent. The Committee may also substitute new Options, Stock Appreciation Rights or Restricted Stock
for previously granted Options, Stock Appreciation Rights or Restricted Stock
including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the
Committee may deem appropriate.

                  It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and
other Internal Revenue Service guidance promulgated thereunder (the "Section
409A Rules) and the Committee shall exercise its discretion in granting Options,
Stock Appreciation Rights or Restricted Stock hereunder (and the terms of such grants), accordingly. The Plan and any grant of an Option, Stock Appreciation right or Restricted Stock hereunder may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

      15.   GOVERNMENT REGULATIONS.

            The Plan, and the grant and exercise of Options, Stock Appreciation
Rights, Restricted Stock and Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options, Stock Appreciation
Rights, Restricted Stock and Equity Incentives shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

      16.   GENERAL PROVISIONS.

            (a)   CERTIFICATES. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

            (b)   EMPLOYMENT MATTERS. The adoption of the Plan shall not confer upon any Optionee or Grantee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee or Grantee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

            (c)   LIMITATION OF LIABILITY. No member of the Board or the
Committee, or any officer or employee of the Company acting on behalf of the
Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all

                                        8

members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

            (d)   REGISTRATION OF STOCK. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the
Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the
Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

            (e)   NON TRANSFERABILITY. Options and Stock Appreciation Rights
granted hereunder are not transferable and may be exercised solely by the
Optionee or Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.
The Committee, in its sole discretion, may permit a transfer of a Nonqualified
Option to (i) a trust for the benefit of the Optionee or (ii) a member of the
Optionee's immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

            (f)   NO RIGHTS AS A STOCKHOLDER. No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

            (g)   TERMINATION BY DEATH. Unless otherwise determined by the
Committee, if any Optionee or Grantee's employment with or service to the
Company or any Subsidiary terminates by reason of death, the Option or Stock
Appreciation Right may thereafter be exercised, to the extent then exercisable
(or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the
Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

            (h) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee, if any Optionee or Grantee's employment with or service to the
Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or
Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the
Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation
Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year

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after the date of such death or for the stated term of such Option or Stock
Appreciation Right, whichever period is shorter.

            (i)   TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee, if any Optionee or Grantee's employment with or service to the
Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the
Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation
Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock
Appreciation Right, whichever period is shorter.

                  For purposes of this paragraph (i), "Normal Retirement" shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or
Subsidiary pension plan or if no such pension plan, age 65, and "Early
Retirement" shall mean retirement from active employment with the Company or any
Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

            (j)   OTHER TERMINATION. Unless otherwise determined by the Committee, if any Optionee or Grantee's employment with or service to the Company or any
Subsidiary terminates for any reason other than death, Disability or Normal or
Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right's term if the Optionee or
Grantee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause or for good reason by the
Optionee or Grantee (the determination as to whether termination was for cause or for good reason to be made by the Committee). The transfer of an Optionee or
Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the
Plan.

                                          WHX CORPORATION
                                          February 28, 2007

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